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                                                                    EXHIBIT 21.1


                                 SUBSIDIARY LIST

1. AEG Finance Corp, a Delaware corporation, wholly-owned by Maytag Aircraft Corporation

2. Mercury Environmental and Scientific Services, Inc., a California corporation, wholly-owned by Mercury Air Group, Inc.

3. Maytag Aircraft Corporation, a Colorado corporation, wholly-owned by Mercury Air Group, Inc.

4. Mercury Air Cargo, Inc., a California corporation, wholly-owned by Mercury Air Group, Inc.

5. Hermes Aviation, Inc., a California corporation, wholly-owned by Mercury Air Cargo, Inc.

6. Pegasus de Mexico S.A. de C.V., a Mexican corporation, owned 99% by Mercury Air Cargo, Inc. and 1% by Hermes Aviation, Inc.

7. Excel Cargo, Inc., a California corporation, wholly-owned by Mercury Air Group, Inc.

8. Floracool, Inc., a Florida corporation, wholly-owned by Mercury Air Cargo,
Inc.

9. Vulcan Aviation, Inc., a California corporation, wholly-owned by Mercury Air Cargo, Inc.

10. Maytag Aircraft Corporation, a Cayman corporation, wholly-owned by Maytag Aircraft Corporation.

11. Wofford Flying Service, a California corporation, wholly-owned by Mercury Air Group, Inc.

12. Rene Perez & Associates, Inc., a Florida corporation, wholly-owned by Mercury Air Group, Inc.

13. Rene Perez Associates, Division El Salvador S.A. de C.V., an El Salvadorian corporation, 99% owned by Rene Perez & Associates, Inc. and 1% owned by Mercury Air Group, Inc.

14. Aero Freightways, Inc, a Canadian corporation, wholly-owned by Excel Cargo, Inc.